FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

Aircastle Announces Third Quarter 2018 Results
Quarterly Dividend Increased 7.1% to $0.30 per Common Share
Share Repurchase Program Increased to $100 million

Key Financial Metrics

•	Total revenues(1) were $190.8 million

•	Net income was $36.3 million, or $0.46 per diluted common share

•	Adjusted net income(2) was $38.2 million, or $0.49 per diluted common share

•	Adjusted EBITDA(2) was $179.2 million

•	Cash ROE(2) was 13.7%; net cash interest margin was 8.6%
Third Quarter 2018 Highlights

•	Aircastle now has investment grade credit ratings from all three major credit rating agencies; Upgraded to investment grade by Moody’s Investors Service in August

•	Issued our first investment grade senior unsecured note for $650 million due 2023, bearing a coupon of 4.40%

•	Acquired eight narrow-body aircraft for $262.4 million including two A320neos

•	Closed or expect to close fifteen additional narrow-body aircraft in the fourth quarter of 2018 for $674.3 million

•	Sold three aircraft in the third quarter, including one 777-300ER, and recorded gains on sale of $3.0 million

•	Declared our 50th consecutive quarterly dividend and increased the dividend to $0.30 from $0.28, or 7.1%; This is our ninth dividend increase in eight years

•	Repurchased $53.7 million of our shares year-to-date at average price of $20.22 per share; Repurchase authorization increased by $58 million, to $100 million

Stamford, CT.  November 1, 2018 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported third quarter 2018 net income of $36.3 million, or $0.46 per diluted common share, and adjusted net income of $38.2 million, or $0.49 per diluted common share. The third quarter results included total lease rental and finance and sales-type lease revenues of $190.8 million, an increase of 7.2%, versus $178.1 million in the third quarter of 2017. In the third quarter of 2017, the Company reported net income of $57.4 million, or $0.73 per diluted common share, and adjusted net income of $64.4 million, or $0.82 per diluted common share.
Commenting on the results, Mike Inglese, Aircastle’s Chief Executive Officer, stated, “We remain confident in our business model as the leading investor in the secondary aircraft market with a best in-class asset management platform, and have increased our dividend for the ninth time in eight years. Now with an investment grade credit rating from all three major rating agencies, we can capitalize on growth opportunities with access to attractively priced capital. We are pleased to have recently issued our first investment grade note on very attractive terms.”
Mr. Inglese concluded, “We are also pleased to announce that our Board approved an increase in Aircastle's share repurchase program to $100 million, from the $42 million that was remaining under the prior authorization. With our strong balance sheet, shareholder-friendly capital allocation policy, and the unique ability to source attractive, value-added transactions, we are positioned to increase value in the current market environment, and will continue to grow profitably and opportunistically well into the future.”
Financial Results

(In thousands, except share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Lease rental and finance and sales-type lease revenues	$190,836	$178,099	$565,115	$567,734
Total revenues(1)	$190,829	$213,053	$597,785	$655,144
Adjusted EBITDA(2)	$179,233	$199,535	$563,001	$617,031
Net income	$36,332	$57,431	$144,082	$92,754
Per common share - Diluted	$0.46	$0.73	$1.83	$1.18
Adjusted net income(2)	$38,225	$64,387	$147,354	$112,526
Per common share - Diluted	$0.49	$0.82	$1.87	$1.43
_______________

(1)
As part of the Company’s adoption of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified Gain on sale of flight equipment from Other income (expense) to Revenues on our Consolidated Statement of Income as of March 31, 2018. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers. The presentation for the three and nine months ended September 30, 2017, have also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures

(2)	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.
Third Quarter Results
Total revenues were $190.8 million, a decrease of $22.2 million, or 10.4%, from the third quarter of 2017. Core lease rental and finance and sales-type lease revenues increased by $12.7 million, which was offset by an $18.7 million decrease in gains from the sale of flight equipment and a $14.5 million decrease in maintenance revenue. Gains from the sale of flight equipment declined because we sold fewer aircraft in the third quarter of 2018 than in the prior year. Maintenance revenues declined as no aircraft transitioned during the third quarter of 2018.
Lease rental and finance and sales-type lease revenues were $190.8 million versus $178.1 million the prior year. The 7.2% increase reflects the net year-over-year impact from aircraft acquisitions, dispositions and lease extensions. Since the beginning of the third quarter of 2017, acquisitions have outpaced sales. Over that period, we've acquired 89 aircraft and sold 48 aircraft.
In the third quarter of 2018, net income was $36.3 million, a decrease of $21.1 million. Adjusted net income was $38.2 million, a decline of $26.2 million versus the prior year. Similarly, adjusted EBITDA declined by $20.3 million versus the third quarter of 2017 to $179.2 million.
The declines in net income, adjusted net income and adjusted EBITDA were all primarily due to an $18.7 million decline in gains from the sale of flight equipment and $14.5 million of lower maintenance revenue, partially offset by higher lease rental and finance and sales-type lease revenue of $12.7 million.
Aviation Assets
During the third quarter, we acquired eight aircraft for $262.4 million, including two new A320neos, our first investment in new technology aircraft. For the first nine months of 2018, we purchased 21 aircraft for $674.8 million. The aircraft we've acquired year-to-date had a weighted average age of 7.4 years and a weighted average remaining lease term of 5.5 years. For the full year, we expect to complete $1.35 billion in aircraft acquisitions including eight additional A320neos.
During the third quarter of 2018, we sold three aircraft, including one 777-300ER, for total sales proceeds of $98.0 million.
Year-to-date, we sold eleven aircraft for proceeds of $276.2 million and a net gain on sale of $28.6 million. The average age of the aircraft sold was 12.9 years with an average remaining lease term of 4.2 years.
Our fleet utilization during the third quarter was 100%. As of September 30, 2018, Aircastle owned 234 aircraft having a net book value of $6.8 billion. We also manage twelve aircraft with a net book value of $621.1 million dollars on behalf of our joint ventures.
As of September 30, 2018, Aircastle owned and managed 246 aircraft with a net book value of $7.5 billion.

Owned Aircraft	As of September 30, 2018(1)	As of September 30, 2017(1)
Net Book Value of Flight Equipment ($ mils.)	$6,839	$5,979
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$5,606	$4,572
Number of Aircraft	234	192
Number of Unencumbered Aircraft	207	163
Weighted Average Fleet Age (years)(2)	9.6	8.7
Weighted Average Remaining Lease Term (years)(2)	4.5	4.7
Weighted Average Fleet Utilization for the quarter ended(3)	100.0%	100.0%
Portfolio Yield for the quarter ended(2)(4)	11.8%	12.3%
Net Cash Interest Margin(5)	8.6%	8.8%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$621	$661
Number of Aircraft	12	13
_______________

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.

(2)	Weighted by net book value.

(3)	Aircraft on-lease days as a percent of total days in period weighted by net book value.

(4)
Lease rental revenue, interest income and cash collections on our net investment in finance and sales-type leases for the period as a percent of the average net book value for the period; quarterly information is annualized. Based on the growing level of finance and sales-type lease revenue management revised the calculation of portfolio yield to include our net investment in finance and sales-type leases in the average net book value and to include the interest income and cash collections on our net investment in finance and sales-type leases in lease rentals.

(5)
Net Cash Interest Margin = Lease rental yield plus finance lease revenue and collections minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Financing Activity
During the third quarter, Aircastle received its third Investment Grade credit rating, when Moody’s Investors Service raised the Company’s senior unsecured and corporate family ratings to Baa3 from Ba1. Earlier this year, Standard and Poor's Global Ratings raised its ratings on Aircastle, including the corporate credit rating, to 'BBB-' from 'BB+' while Fitch Ratings assigned an initial 'BBB-' rating to Aircastle’s senior unsecured debt.
During the third quarter of 2018, we issued $650 million of unsecured Senior Notes due 2023 bearing a coupon of 4.40%. This was our first senior unsecured note issue with Investment Grade credit ratings.
In addition, earlier this year we increased the size of one of our unsecured revolving credit facilities to $800 million from $675 million, extended the facility maturity by more than two years to June 2022, and lowered the borrowing margin by 75 basis points.

Common Dividend

On October 30, 2018, Aircastle’s Board of Directors declared a fourth quarter 2018 cash dividend on its common shares of $0.30 per share, payable on December 14, 2018 to shareholders of record on November 30, 2018. This is our 50th consecutive dividend and represents a 7.1% increase over the previous quarter’s cash dividend. Over the last eight years, Aircastle has increased its dividend nine times.

Share Repurchases

Since the beginning of the year, the Company acquired 2,655,299 shares at an average price of $20.22 per share. Aircastle’s Board of Directors increased the authorization to repurchase shares to $100 million from the $42 million that was remaining under the previous authorization. Since 2011, the Company has repurchased 17.1 million shares at an average cost of $14.36 per share, for approximately $246.3 million.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, November 1, 2018 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 260-1479 (from within the U.S. and Canada) or (334) 323-0522 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode "7563300".

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release, an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, December 1, 2018 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1757279”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2018, Aircastle owned and managed on behalf of its joint ventures 246 aircraft leased to 85 customers located in 46 countries.

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash Return on Equity and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2017 Annual Report on Form 10-K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Cash and cash equivalents	$593,922	$211,922
Restricted cash and cash equivalents	16,275	21,935
Accounts receivable	27,365	12,815
Flight equipment held for lease, net of accumulated depreciation of $1,212,799 and $1,125,594, respectively	6,321,622	6,188,469
Net investment in finance and sales-type leases	517,221	545,750
Unconsolidated equity method investments	82,146	76,982
Other assets	172,718	141,210
Total assets	$7,731,269	$7,199,083

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net of debt issuance costs and discounts	$717,305	$849,874
Borrowings from unsecured financings, net of debt issuance costs and discounts	3,938,568	3,463,732
Accounts payable, accrued expenses and other liabilities	149,583	140,221
Lease rentals received in advance	81,594	57,630
Security deposits	131,000	130,628
Maintenance payments	754,522	649,434
Total liabilities	5,772,572	5,291,519

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 77,179,863 shares issued and outstanding at September 30, 2018; and 78,707,963 shares issued and outstanding at December 31, 2017	772	787
Additional paid-in capital	1,500,030	1,527,796
Retained earnings	458,362	380,331
Accumulated other comprehensive loss	(467)	(1,350)
Total shareholders’ equity	1,958,697	1,907,564
Total liabilities and shareholders’ equity	$7,731,269	$7,199,083

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Lease rental revenue	$182,043	$171,687	$538,012	$551,371
Finance and sales-type lease revenue	8,793	6,412	27,103	16,363
Amortization of lease premiums, discounts and incentives	(4,044)	(2,388)	(10,706)	(8,780)
Maintenance revenue	—	14,507	11,991	55,738
Total lease revenue	186,792	190,218	566,400	614,692
Gain on sale of flight equipment(1)	2,954	21,642	28,586	35,926
Other revenue	1,083	1,193	2,799	4,526
Total revenues(1)	190,829	213,053	597,785	655,144
Operating expenses:
Depreciation	78,059	70,018	229,242	227,446
Interest, net	57,131	60,636	171,637	185,376
Selling, general and administrative (including non-cash share-based payment expense of $2,798 and $2,506 for the three months ended and $8,252 and $10,636 for the nine months ended September 30, 2018 and 2017, respectively)	18,306	17,137	54,724	55,491
Impairment of flight equipment	—	—	—	80,430
Maintenance and other costs	2,179	2,572	4,728	7,846
Total operating expenses	155,675	150,363	460,331	556,589

Total other income (expense)	368	(360)	4,443	(3,069)

Income from continuing operations before income taxes and earnings of unconsolidated equity method investments	35,522	62,330	141,897	95,486
Income tax provision	1,236	6,195	3,524	8,536
Earnings of unconsolidated equity method investments, net of tax	2,046	1,296	5,709	5,804
Net income	$36,332	$57,431	$144,082	$92,754
Earnings per common share — Basic:
Net income per share	$0.47	$0.73	$1.84	$1.18
Earnings per common share — Diluted:
Net income per share	$0.46	$0.73	$1.83	$1.18
Dividends declared per share	$0.28	$0.26	$0.84	$0.78
_______________

(1)
As part of the Company’s adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified Gain on sale of flight equipment from Other income (expense) to Revenues on our Consolidated Statement of Income as of March 31, 2018. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers. The presentation for the three and nine months ended September 30, 2017, has also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures.

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$144,082	$92,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	229,242	227,446
Amortization of deferred financing costs	10,802	15,860
Amortization of lease premiums, discounts and incentives	10,706	8,780
Deferred income taxes	3,850	(1,369)
Non-cash share-based payment expense	8,252	10,636
Cash flow hedges reclassified into earnings	883	1,725
Security deposits and maintenance payments included in earnings	821	(17,147)
Gain on sale of flight equipment	(28,586)	(35,926)
Impairment of flight equipment	—	80,430
Other	(11,377)	2,078
Changes in certain assets and liabilities:
Accounts receivable	(9,731)	415
Other assets	1,541	(6,980)
Accounts payable, accrued expenses and other liabilities	6,476	17,648
Lease rentals received in advance	26,336	(2,892)
Net cash and restricted cash provided by operating activities	393,297	393,458
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(626,022)	(353,492)
Proceeds from sale of flight equipment	276,165	764,984
Net investment in finance and sales-type leases	(15,783)	(246,871)
Collections on finance and sales-type leases	22,645	23,673
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(9,544)	(14,068)
Other	3,880	(405)
Net cash and restricted cash used in investing activities	(348,659)	173,821
Cash flows from financing activities:
Repurchase of shares	(36,955)	(4,862)
Proceeds from secured and unsecured debt financings	873,902	500,000
Repayments of secured and unsecured debt financings	(535,808)	(852,451)
Deferred financing costs	(6,628)	(8,540)
Security deposits and maintenance payments received	155,567	138,813
Security deposits and maintenance payments returned	(52,513)	(104,475)
Dividends paid	(65,863)	(61,396)
Net cash and restricted cash used in financing activities	331,702	(392,911)
Net increase in cash and restricted cash	376,340	174,368
Cash and restricted cash at beginning of period	233,857	508,817
Cash and restricted cash at end of period	$610,197	$683,185

Reconciliation to Consolidated Balance Sheets:
Cash and cash equivalents	$593,922	$662,649
Restricted cash and cash equivalents	16,275	20,536

Unrestricted and restricted cash and cash equivalents	$610,197	$683,185

Aircastle Limited and Subsidiaries
Selected Financial Guidance Elements for the Fourth Quarter of 2018
($ in millions, except for percentages)
(Unaudited)

Guidance Item	Q4:18
Lease rental revenue	$187 - $191
Finance lease revenue	$8 - $9
Amortization of net lease discounts and lease incentives	$(4) - $(5)
Maintenance revenue	$14 - $18
Gain on sale	$5 - $8
Depreciation	$79 - $83
Interest, net	$62 - $64
SG&A(1)	$17 - $18
Full year effective tax rate	4% - 6%

(1)	Includes ~$3.0M of non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues(1)	$190,829	$213,053	$597,785	$655,144

EBITDA(2)	$176,802	$196,668	$559,191	$522,892

Adjusted EBITDA(2)	$179,233	$199,535	$563,001	$617,031

Net income	$36,332	$57,431	$144,082	$92,754
Net income allocable to common shares	$36,105	$57,016	$143,213	$92,083
Per common share - Basic	$0.47	$0.73	$1.84	$1.18
Per common share - Diluted	$0.46	$0.73	$1.83	$1.18

Adjusted net income(2)	$38,225	$64,387	$147,354	$112,526
Adjusted net income allocable to common shares	$37,986	$63,922	$146,465	$111,712
Per common share - Basic	$0.49	$0.82	$1.88	$1.43
Per common share - Diluted	$0.49	$0.82	$1.87	$1.43

Basic common shares outstanding	77,600	78,237	77,956	78,197
Diluted common shares outstanding(3)	77,895	78,375	78,243	78,366
_______________

(1)
As part of the Company’s adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified Gain on sale of flight equipment from Other income (expense) to Revenues on our Consolidated Statements of Income as of March 31, 2018. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers. The presentation for the three and nine months ended September 30, 2017, have also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures.

(2)	Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

(3)	For all periods presented, dilutive shares represented contingently issuable shares.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$36,332	$57,431	$144,082	$92,754
Depreciation	78,059	70,018	229,242	227,446
Amortization of lease premiums, discounts and incentives	4,044	2,388	10,706	8,780
Interest, net	57,131	60,636	171,637	185,376
Income tax provision	1,236	6,195	3,524	8,536
EBITDA	176,802	196,668	559,191	522,892
Adjustments:
Impairment of flight equipment	—	—	—	80,430
Non-cash share-based payment expense	2,798	2,506	8,252	10,636
(Gain) loss on mark-to-market of interest rate derivative contracts	(367)	361	(4,442)	3,073
Adjusted EBITDA	$179,233	$199,535	$563,001	$617,031

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$36,332	$57,431	$144,082	$92,754
Loan termination (gain) fee(1)	(838)	1,070	(838)	2,058
(Gain) loss on mark-to-market of interest rate derivative contracts(2)	(367)	361	(4,442)	3,073
Write-off of deferred financing fees(1)	300	3,019	300	4,005
Non-cash share-based payment expense(3)	2,798	2,506	8,252	10,636

Adjusted net income	$38,225	$64,387	$147,354	$112,526
_______________

(1)	Included in Interest, net.

(2)	Included in Other income (expense).

(3)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about operating and period-over-period performance and additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Cash Return on Equity Calculation
(Dollars in thousands)
(Unaudited)

Period	CFFO	Finance Lease Collections	Gain on Sale of Flt. Eqt.	Deprec.	Distributions in excess (less than) Equity Earnings	Cash Earnings	Average Shareholders Equity	Trailing Twelve Month Cash ROE
2012	$427,277	$3,852	$5,747	$269,920	$—	$166,956	$1,425,658	11.7%
2013	$424,037	$9,508	$37,220	$284,924	$—	$185,841	$1,513,156	12.3%
2014	$458,786	$10,312	$23,146	$299,365	$667	$193,546	$1,661,228	11.7%
2015	$526,285	$9,559	$58,017	$318,783	$(530)	$274,548	$1,759,871	15.6%
2016	$468,092	$19,413	$39,126	$305,216	$(1,782)	$219,633	$1,789,256	12.3%
2017	$490,871	$32,184	$55,167	$298,664	$(1,011)	$278,547	$1,861,005	15.0%
LTM Q3:18	$489,710	$31,156	$47,827	$300,460	$(4,815)	$263,418	$1,927,819	13.7%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (“Cash ROE”) when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Cash Interest Margin Calculation
(Dollars in thousands)
(Unaudited)

Period	Average NBV	Quarterly Rental Revenue(1)	Cash Interest(2)	Annualized Net Cash Interest Margin(1)(2)
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,542,477	$156,057	$48,798	9.4%
Q3:12	$4,697,802	$163,630	$41,373	10.4%
Q4:12	$4,726,457	$163,820	$43,461	10.2%
Q1:13	$4,740,161	$162,319	$48,591	9.6%
Q2:13	$4,840,396	$164,239	$44,915	9.9%
Q3:13	$4,863,444	$167,876	$47,682	9.9%
Q4:13	$5,118,601	$176,168	$49,080	9.9%
Q1:14	$5,312,651	$181,095	$51,685	9.7%
Q2:14	$5,721,521	$190,574	$48,172	10.0%
Q3:14	$5,483,958	$182,227	$44,820	10.0%
Q4:14	$5,468,637	$181,977	$44,459	10.1%
Q1:15	$5,743,035	$181,027	$50,235	9.1%
Q2:15	$5,967,898	$189,238	$51,413	9.2%
Q3:15	$6,048,330	$191,878	$51,428	9.3%
Q4:15	$5,962,874	$188,491	$51,250	9.2%
Q1:16	$5,988,076	$186,730	$51,815	9.0%
Q2:16	$5,920,030	$184,469	$55,779	8.7%
Q3:16	$6,265,175	$193,909	$57,589	8.7%
Q4:16	$6,346,361	$196,714	$58,631	8.7%
Q1:17	$6,505,355	$200,273	$58,839	8.7%
Q2:17	$6,512,100	$199,522	$55,871	8.8%
Q3:17	$5,985,908	$184,588	$53,457	8.8%
Q4:17	$6,247,581	$187,794	$53,035	8.6%
Q1:18	$6,700,223	$193,418	$53,978	8.3%
Q2:18	$6,721,360	$193,988	$53,979	8.3%
Q3:18	$6,787,206	$200,354	$54,521	8.6%
_______________

(1)
Management’s Use of Net Cash Interest Margin: Beginning with the earnings release for the three months ended September 30, 2016, based on the growing level of finance and sales-type lease revenue, management revised the calculation of net cash interest margin to include our net investment in finance and sales-type leases in the average net book value and to include the interest income and cash collections on our net investment in finance and sales-type lease in lease rentals. The calculation of net cash interest margin for all prior periods presented is revised to be comparable with the current period presentation.

(2)
Excludes loan termination payments of $3.0 million in the second quarter of 2013, $1.5 million and $3.5 million in the first quarter and fourth quarter of 2016, respectively, and loan termination payments of $1.0 million in both the second and third quarters of 2017, and a loan termination gain of $0.8 million in the third quarter of 2018.

We define net cash interest margin as lease rentals from operating leases, interest income and cash collections from finance and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on finance and sales-type leases) for the period calculated on a quarterly and annualized basis.
Management believes that net cash interest margin, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about the effective deployment of our capital in the context of the yield on our aircraft assets, the utilization of those assets by our lessees, and our ability to borrow efficiently.

Aircastle Limited and Subsidiaries
Presentation of Reclassification of Gain on Sale of Flight Equipment
(Dollars in thousands)
(Unaudited)

As part of the Company’s adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified Gain on sale of flight equipment from Other income (expense) to Revenues on our Consolidated Statement of Income as of March 31, 2018. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers. The presentation for the three and nine months ended September 30, 2017, has also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures.

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Total revenues as previously reported	$191,411	$619,218
Gain on sale of flight equipment	21,642	35,926
Total revenues	$213,053	$655,144

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	77,600	99.37%	77,956	99.40%
Unvested restricted common shares	489	0.63%	473	0.60%
Total weighted-average shares outstanding	78,089	100.00%	78,429	100.00%

Common shares outstanding – Basic	77,600	99.62%	77,956	99.63%
Effect of dilutive shares(1)	296	0.38%	287	0.37%
Common shares outstanding – Diluted	77,895	100.00%	78,243	100.00%

Net income allocation
Net income	$36,332	100.00%	$144,082	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(227)	(0.63)%	(869)	(0.60)%
Earnings available to common shares	$36,105	99.37%	$143,213	99.40%

Adjusted net income allocation
Adjusted net income	$38,225	100.00%	$147,354	100.00%
Amounts allocated to unvested restricted shares	(239)	(0.63)%	(889)	(0.60)%
Amounts allocated to common shares – Basic and Diluted	$37,986	99.37%	$146,465	99.40%
_______________

(1)
For the three and nine months ended September 30, 2018, distributed and undistributed earnings to restricted shares were 0.63% and 0.60%, respectively, of net income and adjusted net income. The amount of restricted share forfeitures for the periods presented are immaterial to the allocation of distributed and undistributed earnings.

(2)	For the three and nine months ended September 30, 2018, dilutive shares represented contingently issuable shares.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	78,237	99.28%	78,197	99.28%
Unvested restricted common shares	570	0.72%	569	0.72%
Total weighted-average shares outstanding	78,807	100.00%	78,767	100.00%

Common shares outstanding – Basic	78,237	99.82%	78,197	99.78%
Effect of dilutive shares(1)	138	0.18%	169	0.22%
Common shares outstanding – Diluted	78,375	100.00%	78,366	100.00%

Net income allocation
Net income	$57,431	100.00%	$92,754	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(415)	(0.72)%	(671)	(0.72)%
Earnings available to common shares	$57,016	99.28%	$92,083	99.28%

Adjusted net income allocation
Adjusted net income	$64,387	100.00%	$112,526	100.00%
Amounts allocated to unvested restricted shares	(465)	(0.72)%	(814)	(0.72)%
Amounts allocated to common shares – Basic and Diluted	$63,922	99.28%	$111,712	99.28%
_______________

(1)
For the three and nine months ended September 30, 2017, distributed and undistributed earnings to restricted shares were 0.72% of net income and adjusted net income for both periods presented. The amount of restricted share forfeitures for the periods presented are immaterial to the allocation of distributed and undistributed earnings.

(2)	For the three and nine months ended September 30, 2017, dilutive shares represented contingently issuable shares.

________________________________________
(1) See Appendix for an explanation of the reclassification of the Gain on Sale of Flight Equipment.
(2) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.